Exhibit 13.1

The Compliant Blockchain Securities Ecosystem

The Prometheum Network is transforming the financial industry with blockchain-powered tools for offering, distribution, trading, clearing, settlement and custody of digital assets. The Prometheum Network brings investors, traders, issuers, broker-dealers, validators, DApp developers and partners together.

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Our Network

Issuance For the first time, companies will be able to raise capital by offering blockchain securities to the general public on Prometheum’s Regulation A+ issuance platform. Read more	Trading

Prometheum’s Alternative Trading System (ATS) will provide liquidity for blockchain securities issued on our platform. All types of investors and traders will be able to buy and sell blockchain securities online by using this SEC/FINRA approved electronic market.

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Clearing, Settlement and Custody Prometheum’s vertically integrated approach means clearing, settlement, and custody of blockchain securities happens within 24 hours of a trade. Read more	Blockchain

The Prometheum Network uses smart contracts to automate back-office functions, reducing overhead costs. That means blockchain securities issued and traded on our network maintain their utility value on our blockchain.

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What Makes it Possible

Issuers are generally discouraged from making conventional public offerings as a result of costs, legal concerns and accounting difficulties. Instead, Prometheum relies on Regulation A+ to streamline and minimize requirements for this process. Sometimes referred to as a “mini-IPO,” Regulation A+ enables companies to issue free trading blockchain securities to all investors, accredited and non-accredited.

Regulation	Raise	Must be	Open	SEC Review	Free Trading
Type	Amount	Accredited	to Retail	Period

Reg A+	$50mm/yr	No	Yes	4-6 months	Yes

Issuers/companies can raise up to $50mm (Legislation proposes increasing to $75mm)		All investors, including non-accredited investors, can participate		Regulation A+ blockchain securities offerings have no trading restrictions

Issuers/companies can advertise their offering to the public			Reduced costs for legal, accounting and related professional services

Articles

Sep 11, 2019

First SEC-compliant ICO trading platform is getting closer

Sep 11, 2019	Sep 11, 2019

Tokenized Equity Brings New Way to Raise Capital, But Questions Remain	Prometheum Files Reg A+ for ICO, Claims they have “Cracked the Code” as to How to Accomplish

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	1-212-514-8369 120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

The Problem with Existing Technology

Financial Blockchain

Token Standards

The open and effectively distributed development of, for example, smart contract standards (e.g. ERC-20, ERC-1400) to support user demand for features, has proven to be a valuable and engaging way of identifying feature requirements but doesn’t provide assurances needed for compliant security tokens.

Integrating with Regulated Infrastructure	Stability and Scale

The fundamental technologies required to provide a modern security token infrastructure on a blockchain exist, but those technologies haven’t yet been combined to meet the needs of regulators, investors and token users.	Because they rely on immature and experimental technologies, existing public blockchains have failed to scale and achieve stability. Scalability and stability are vital when a broad set of requirements are competing for attention.

Financial Blockchain

Investors and Traders	Companies

Currently, investors and traders lack a venue providing a regulated and compliant cryptosecurity trading in the U.S. As history proves, crypto markets, such as those trading cryptocurrenclES, like Bitcoin and Ether, are confusing and have a high degree of associated risk resulting in harm to the investors and traders.	Companies face extreme expense, time and difficulty in going public through an IPO. Without a high valuation and extreme capital, companies are left without a vehicle for a public offering. Issuing a token for capital formation purposes had been curtailed with the release of the DAO report. With subsequent guidance and legal action by US regulators, companies lack sufficient means to publicly distribute cryptosecurities.

Broker-Dealers	DApp Developers

“Broker-dealers are limited to “old” asset classes that function on 20th century systems that fail to meet their and their customers’ needs. Broker-dealers and other market participants rely on databases, FTPs and manual confirmations for secure electronic bookkeeping which are archaic methods to say the least. These archaic methodologies breed inefficiencies which most notable is clearing and settlement taking three days (T+3).	Developing applications that work with regulated financial instruments are difficult but developing applications that also run on a public distributed infrastructure is even harder! Existing public blockchains do not provide DApp developers the stability and surety required to meet regulatory and other thresholds.

Greater Than the Sum of its Parts

Issuance Platform	ATS	Trading	Clearing, Settlement and Custody

•  Automated KYC/AML

•  Administrative software for issuers

•  Blockchain securities are immediately tradable after distribution

•  Available to retail investors

•  Integrated escrow and banking services

•  Compliant building blocks for required SST functionality

•  Alternative Trading System will be SEC/FINRA registered

•  FIX connectivity for brokers

•  Real time data and token research

•  Blockchain native

•  Proprietary order entry and API

•  Based on US equities markets structure

•  Designed with retail customers in mind

•  Real time level 1-2 data, prints, charts, historical data

•  Built-in KYC/AML

•  API, advanced order types

•  Administrative tool for brokers

•  Multi OS and device support

•  SSTs clear and settle as securities and custody using cold storage

•  Proprietary middleware connects the Prometheum blockchain to existing clearing systems

•  Trades can clear and settle within one day

•  Blockchain integrated for security, reconciliation, decentralization and data storage

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	1-212-514-8369 120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

50+	Years in combined securities law	20+	Years combined in blockchain and distributed architectures	30+	Years combined building trading systems

Martin H. Kaplan	Aaron Kaplan	Benjamin Kaplan
Chairman	Co-CEO	Co-CEO

Gareth Jenkins	Alexander Shapiro	Kirti Naik
CTO	CSO	CMO

Join the Team

Partners

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

The Ember Smart Security Offering (SSO)

Prometheum will offer it’s Ember warrant/SST to all investors through a Regulation A+ offering that will be qualified by the SEC.

Regulation	Raise	Must be	Open	SEC Review	Free Trading
Type	Amount	Accredited	to Retail	Period

Reg A+	$50mm/yr	No	Yes	4-6 months	Yes

Indication of Interest

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Email Address*	Company

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Investment Amt.*	Annual Income*	Net Worth*

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Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

Key Documents

Want to know more about Prometheum?

Download White Paper

Download No Action Letter

Go to SEC Offering Page

Understanding Regulation A+

Prometheum relies on Regulation A+ to enable companies to issue free trading cryptosecurities to all investors. Also known as a “mini-IPO”, this is an expansion of the capital raising Regulation A under the Securities Act of 1933. This update was passed in June of 2015 and is part of the SEC’s Jumpstart Our Business Startups Act (The JOBS Act — Title IV) that allows U.S and Canadian companies to lawfully raise up to $50 million from all types of investors. Before Regulation A+, only IPOs could raise amounts in that range by offering securities to the public. Since IPOs are expensive and complicated, The U.S. government created Reg A+ to help companies raise capital faster, with less difficulty and at a lower cost.

Issuers/companies can raise up to $50mm (Legislation proposes increasing to $75mm)	All investors, including non-accredited investors, can participate	Regulation A+ Cryptosecurities offerings have no trading restrictions

Issuers/companies can advertise their offering to the public		Reduced costs for legal, accounting and related professional services

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

All Tech Operations	Tech

	Full stack (NodeJS) Software Developer	New York, NY	—

Job type: Full-time • Experience level: Senior • Role: Full Stack Developer

Remote details Preferred Timezone: (GMT-05:00) Eastern Time +/- 4 hours Office Location: New York, NY. Employees can also work full time from this office.

Job description

• 7+ years’ experience building, leading and maintaining multi-layer, services-oriented web-facing applications
• Extensive experience of NodeJS and common packages, architectures
• Experience designing, maintaining and expanding APIs via REST, WebSocket and other technologies
• Experience building tool chain applications, agents, services, server and client applications in NodeJS or similar
• Thorough working knowledge (and preferably DBA experience) working with a variety of database, NoSQL and other storage technologies in NodeJS (at least including PostgreSQL and Redis)
• Application (and host) scaling experience with NodeJS
• Some experience building with front-end frameworks (e.g. React, Vue) required
• Full stack application architecture and design experience required (everything from the hardware and network to browser packaging and usability)
• Live devops experience a big plus
• Blockchain or cryptocurrency experience beneficial

Senior Infrastructure Engineer	New York, NY	—

Job type: Full-time • Experience level: Senior • Role: Full Stack Developer

Remote details

Preferred Timezone: (GMT-05:00) Eastern Time +/- 0 hours
Office Location: New York, NY. Employees can also work full time from this office.

Job description

We’re a primarily Linux-based operation with a mix of in-house, external and common open-source dependencies. Our internal systems are all based on a Linux / Postgresql / Redis / NGINX / NodeJS / Rust micro services stack. We also run some Java and SQL Server-based systems.

We’re looking for candidates who can demonstrate excellent experience and skills and are wiling to get started designing, building and deploying Prometheum’s hybrid physical/cloud infrastructure.

Requirements

• 7+ years direct experience building and managing production web-facing infrastructure
• 5+ years experience in one of C++, Java, Rust, Go, server-side Javascript or Python (or some combination) as well as extensive scripting experience
• Hands on skills in key systems deployment (network, hardware, OS, modern application stacks)
• Hands on skills with designing, configuring and deploying network security devices
• Excellent knowledge of modern reporting, monitoring and alerting systems
• Excellent demonstrable working knowledge of Linux systems
• Excellent understanding of security principles across both modern and legacy infrastructures
• Extensive experience of physical, cloud and hybrid deployments
• Familiar with container-based solutions, including working experience with Kubernetes and Docker
• Familiar with Windows Server deployments & SQL Server
• Familiar with agile and agile project management (for development and infrastructure projects)
• An understanding of basic blockchain principles and key software and network structures
• Experience producing and maintaining technical and systems documentation
• Experience working in or with a remote team
• Willing to work on-call for production support

You will be expected to demonstrate:

• Strong organization and interpersonal skills
• Excellent reasoning
• Experience and understanding of working with regulatory or compliance functions

It is beneficial if candidates can also demonstrate:

• Deployment of fintech/trading software and systems
• Deployment of blockchain software (e.g. running nodes and building blockchain-connected systems)
• Experience with distributed or peer-to-peer systems
• Senior DBA experience (Postgresql/SQL Server/other)
• Test management and multi-environment design
• Team management and leadership skills

Apply at Stack Overflow

https://stackoverflow.com/jobs/283894/senior-infrastructure-engineer-prometheum-inc

Technical Program Manager	New York, NY	—

Job type: Full-time • Experience level: Senior • Role: Product Manager

Remote details

Preferred Timezone: (GMT-05:00) Eastern Time +/- 4 hours
Office Location: New York, NY. Employees can also work full time from this office.

Job description

• 5+ years’ experience managing technical program delivery using common (e.g. scrum, agile) management structures, with direct involvement in requirements analysis, documentation and resource allocation
• Experience running internal and external development teams
• Experience working with regulated applications (preferably financial) expected
• Experience of blockchain and cryptocurrency technologies preferred
• Demonstrable technical writing experience expected
• Some development or technical experience expected (preferably in NodeJS, Java or C++, but any demonstrable experience useful)
• Direct experience with managing or working with QA and test teams a benefit
• Candidates must be happy to work in a small team and get involved in a variety of non-core activities
• Experience working with cross-time-zone teams a benefit
• Mandarin speaker/reader a significant plus

Operations

Business Analyst	New York, NY	—

Job type: Full-time • Experience level: • Role:

Remote details

Preferred Timezone: (GMT-05:00) Eastern Time +/- 4 hours
Office Location: New York, NY. Employees can also work full time from this office.

Job description

• Research, analyze, model and create internal revenue studies
• Research, analyze, model and create internal budget related material
• Research, analyze, model and create internal forecasting
• Research, gather and analyze overall market research and data
• Initiate and plan research/studies/models related to strategic planning and development
• Create presentations related to business strategy initiatives, financial models, revenue studies, etc.
• Develop, update and maintain financial planning models
• Assemble and summarize data to structure sophisticated reports on financial status
• Perform financial analysis, draw thoughtful conclusions and present recommendations on options, decisions and actions
• Create clear communications of financial assumptions, risks, and valuation of proposed transactions
• Identify, quantify and model key metrics that drive growth and revenue
• Create and draft reports related to all responsibilities
• Assist with daily operations and other duties as assigned
• Create marketing materials including decks, teaser decks, website content & diagrams, supplementary papers
• Work with different departments including tech, management, compliance, legal, marketing, and HR in order to create material that reflects a complete perspective

Head of Business Development	New York, NY

Job type: Full-time • Experience level: • Role: Manager

Remote details

Preferred Timezone: (GMT-05:00) Eastern Time +/- 4 hours
Office Location: New York, NY. Employees can also work full time from this office.

Job description

Human Resources Manager	New York, NY	—

Job type: Full-time • Experience level: Senior • Role: HR Manager

Remote details

Preferred Timezone: (GMT-05:00) Eastern Time +/- 4 hours
Office Location: New York, NY. Employees can also work full time from this office.

Job description

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

General questions Issuers/Companies Investors/Traders Broker-dealers Validators Dapp Creators	Who is the Prometheum team? The core Prometheum team is composed of professionals with many years of experience in Blockchain, Securities regulation, Risk management systems, Exchanges, and front end Trading systems. Our team page (here) has everyone’s LinkedIn profile links - please check us out!	—

Where is Prometheum based?
—
Prometheum is based in Manhattan, NY.

Is Prometheum licensed/regulated?
—
Prometheum is registered with the SEC and in the process of registering with FINRA.

What is the difference between cryptocurrency and a cryptosecurity?

Up until about three years ago, most people thought they were the same; in fact the idea of a cryptosecurity was pretty much unknown. There has been a fundamental change in this thinking based on what the SEC has said and it is at the core of what we are doing here at Prometheum. At the most basic level the difference is the difference between a currency and a security. A currency is actual money, it has intrinsic value and can be used as a direct means of payment for many different things. Securities are notes or contracts that represent some sort of promise to an investor, whether it be a part of a company (equity) or the promise of future payments, or a token that represents value that has the possibility of growth as it relates to the utility of that token on a blockchain supported network. Both cryptocurrency and cryptosecurities use a blockchain to keep a record of transactions, also known as a distributed ledger.

—

How is my personal information protected? All personal information is encrypted and stored safety. Personal information is not written to a public blockchain and all personal data storage is done in a secure, firewalled environment hosted in the same data centers as major exchanges.	—

Does Prometheum support 2 factor authentication (2FA)?
—
Yes.

How long does it take to open an account?

Once we go live, you will be able to open a trial account with Prometheum in about 5 minutes. This type of account will allow you to learn the trading system, get to know the different sections of the trading site, and even send orders and receive trades in our test market with play money. If you are ready to start trading, you can usually open an account within 24 hours depending on how fast we receive a deposit, and pending our automated customer verification.

What is Prometheum’s ecosystem? The Prometheum ecosystem is a term we use to describe the digital world that is created by connecting the issuance platform, the ATS, the online broker and our clearing firm, and using the blockchain and smart contracts as the technology that connects, secures, records, and powers it all. The participants of this world are the online network of people interconnected by technology.	—

Who are the participants on the Prometheum ecosystem? The Prometheum ecosystem is a term we use to describe the digital world that is created by connecting the issuance platform, the ATS, the online broker and our clearing firm. We use our blockchain and smart contracts as the technology that connects, secures, records, and powers it all. The participants of this digital world are the online network of people interconnected by technology.	—

Who can trade on Prometheum? Anyone over the age of 18 that passes our KYC/AML procedures and has a funded account can trade - we do not require a person to be an accredited investor.	—

Is Prometheum creating its own blockchain? Yes, Prometheum uses its own blockchain for a more secure, verifiable and modern data storage and management system.	—

How do other blockchains interact with the Prometheum ecosystem? Issuing companies can interact with the Prometheum Blockchain using smart contracts. Transactions involving the transfer of SSTs happen in smart contracts on the Prometheum Blockchain, but can be extended to support integration with DApps built on either the Prometheum or another public blockchain.	—

What is the utility of Ember on Prometheumt’s blockchain?

Every transaction that is written to our blockchain must be verified by the Validators on our network. This is known as consensus. Only people that own Ember (MBR) tokens can verify transactions, they are known as validators. Verification is basically some simple work that is done by a computer that is connected to the network (known as a node on the network) that results in a new addition to our ledger of transactions (blockchain), which requires some small amount of time and energy, which costs money. In our specific consensus model, validators use the amount of MBR tokens they own to stake a claim to do a proportionate amount of this work in order to get paid back and rewarded in fractions of MBR tokens (Sparks). This reward is then added onto the transaction being recorded as a fee to the participants involved.

—

What is the Ember-X protocol? This is the protocol and set of standards that underpin the functionality of the Prometheum Blockchain, including network design, the smart contract layer and the wallet system.	—

What is Ember? Ember, or MBR is a cryptosecurity and utility token. It is the first Smart Security Token (SST) on the Prometheum network and it is created by Prometheum to power our network.	—

What is an SST? A Smart Security Token or SST is a digital token that is able to be both a cryptographic token, meaning it can be used on a blockchain for utility, and a security.	—

How do I buy/sell Ember? Ember will be bought and sold on the Ember ATS by opening and funding a brokerage account, and then accessing the trading/order entry page by logging into the online trading platform.	—

Does the Prometheum Blockchain allow for Dapps? Yes, please take a look at the FAQ section for DAPP creators.	—

What type of asset classes does Prometheum offer? Right now, only SSTs can be traded on the Ember ATS.	—

Can I use my phone to access my account? We are working on a mobile interface.

Does Prometheum support Apple computers? Yes.	—

Does Prometheum charge trading fees? The Ember ATS rewards liquidity providers by paying them a small rebate for every executed trade, liquidity takers however pay a fee for every executed trade. Just like most retail brokerage firms, you will also be charged commission for every executed trade.	—

Does Prometheum charge fees to withdraw funds? Prometheum does not charge fees for withdrawing funds - it’s your money, you trusted us with it, and you helped the network, why would we charge you to take it back? Banks on the other hand do charge wire, ACH, etc. fees, which you may still be charged. Unfortunately we are not a bank…yet.	—

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

General questions Issuers/Companies Investors/Traders Broker-dealers Validators Dapp Creators

How do companies offer SSTs through Prometheum’s issuance platform (also known as a Smart Security Offering or SSO)?

Companies interested in issuing a SST have to go through an approval and registration process. Part of this process is getting the SEC’s approval for the way they plan on raising capital, known as being “qualified” by the SEC. Once a company has been qualified, they create an offering by using our online issuance platform, we call this a Smart Security Offering, or SSO. Companies are required to provide detailed and extensive information about themselves and their employees. Part of this information becomes the company profile and is presented to potential investors when the offering goes live. If enough investors commit online to purchasing a companies tokens, the offering is successfully closed and the tokens are distributed to the investors digital wallets.

—

	What regulation does Prometheum’s issuance platform currently rely on? Regulation A+.	—

	What is regulation A+? Sometimes called a mini-IPO, Regulation A+ passed in June of 2015 (Title IV of JOBS act). Regulation A+ was specifically created to help small and midsize companies raise capital faster, and at a lower cost than a traditional IPO. Reg A+ is an expansion of the capital raising Regulation A of The Securities Act of 1933. This update is part of the SEC’s Jumpstart Our Business Startups Act (The JOBS Act). It describes how U.S. and Canadian companies can lawfully raise up to $50 million via all types of investors.	—

	What are the benefits of Regulation A+? SST’s issued using Regulation A+ can be offered to all types of investors, companies can raise up to $50 million per year, it is much cheaper than an IPO, and the SST’s issued can be traded immediately.	—

	Does Prometheum support any other types of capital raising regulations? Our platform can also support companies raising capital via Regulation D and Regulation S.	—

	How does a company get listed on Prometheum’s ATS Prometheum does not actually “list” tokens. A company’s SST symbol is automatically added to the ATS once an SSO is completed and the tokens are distributed. This gives investors that received SST’s in a distribution immediate liquidity, and other investors the opportunity to buy and sell the tokens freely.	—

	How much does it cost to list a token on Prometheum’s ATS? Prometheum’s ATS doesn’t charge listing fees since the ATS does not actually offer tokens, it just operates technology that matches buyers and sellers once the tokens exist in their accounts after distribution. However, there is a $25,000 upfront fee plus a small percentage of an issuance that companies must pay to issue tokens on our issuance platform.	—

	Does Prometheum have ongoing fees for companies whose tokens are listed on the ATS? Yes, companies pay a quarterly fee of $2,500 in association with the quarterly reporting requirements.	—

General questions Issuers/Companies Investors/Traders Broker-dealers Validators Dapp Creators	How do I sign up for the Prometheum Ecosystem? By registering with Prometheum Ember ATS (PEATS) and then going through the activation process and funding your brokerage account. The activation process is the actual account opening process and is created with guidance from FINRA and the SEC as it relates to Know Your Customer, Anti-Money Laundering, and Investor Protection.	—

What information must I provide?

For individual accounts we require all official personal information including, but not limited to, your legal name, phone number, address, a government issued photo ID, DOB, social security number (where applicable), as well as your knowledge of the markets, your investment goals and your risk tolerance.

For corporate accounts we need all official company information including, but not limited to, the companies formation documents, government issued photo ID from all signatory officers, legal address, background in terms of knowledge of the markets, investment goals, risk tolerance, as well as a description of the business and how it will relate to the brokerage account you are opening.

—

	What types of documents/lD are required to sign up for the Prometheum ecosystem? You need a government issued photo ID from the country in which you reside or have citizenship in.	—

	What type of investors are allowed to participate in Smart Security Offerings (SSO’s)? All investors unless otherwise specified.	—

What type of investors are allowed to participate on the ATS? All investors unless otherwise specified.	—

Can investors trade cryptocurrency on the Prometheum network? No, we do not offer trading in existing cryptocurrency like Bitcoin and Ether.	—

Does the Prometheum ecosystem support all security tokens? We only support security tokens that have passed our diligence process and qualify for trading under the Federal Securities Laws.	—

Is there a minimum deposit to open an account? We require a minimum deposit of $100 to open an account.	—

Can I open a corporate account with Prometheum? Yes.	—

How do I store my Ember tokens? Every funded account has a Prometheum Master Wallet linked to it that automatically stores any tokens you own.	—

Can I use my existing wallet? You can transfer tokens to a Prometheum Personal Wallet that you have full control of, but you can only sell tokens on the ATS if they are in your Prometheum Master Wallet.	—

Is there a minimum age to open an account? You must be 18 years or older.	—

Can I open an account from outside the US? Yes.	—

Can I open an account from any US State? Yes.	—

How do I fund my account? At the end of the account opening online application process, you will be able to enter your bank information to initiate a transfer. You can transfer additional funds into your account at any time.	—

How are new accounts verified? We use a third party verification system called IdentityMind for AML (anti money laundering) and KYC (know your customer) checks.	—

Can I trade using Margin? Not at this time	—

Can I short sell? Not at this time	—

How do I withdraw money from my account? Go to the banking page on the online trading platform and submit a money withdrawal request.	—

Can I take my Ember tokens out of my Prometheum account? Yes, but you will not be able to sell them on the ATS.	—

Can I trade Ember tokens on another market? It may be possible, but those transactions will not be recorded on the Prometheum Blockchain (also known as off chain), may not be secure, and may not be legal. We are not and cannot be responsible for what happens to Ember tokens once they are taken out of our network.	—

General questions Issuers/Companies Investors/Traders Broker-dealers Validators Dapp Creators	How do broker-dealers gain access to Prometheum’s ATS? Broker-dealers must be registered with Finra and complete a short online New Broker application. Once completed and approved, there are multiple ways to connect to the ATS for sending orders and receiving market data.	—

	How do broker-dealers offer their customers access to Prometheum’s ATS? Brokers connected to the ATS can use the Prometheum front end, or they can use any of their own existing software by incorporating our market data and connecting to our OMS using FIX, our proprietary protocol or our API.	—

General questions Issuers/Companies Investors/Traders Broker-dealers Validators Dapp Creators	How do I become a validator? Any account holder who owns Ember tokens can apply to be a validator by filling out the online validator application form.	—

	Can anybody be a validator? Any account holder who owns Ember tokens and has technical knowledge and hardware to operate a node on our network can become a validator as long as their application is approved based on their answers to our questions and a current verification and background check.	—

	How do I receive payment as a validator? Your payment will be deposited into your Prometheum wallet (brokerage account) after the trading session within which your validation occurred has ended and we have completed our clearing and settlement related processes, usually within the next trading session.	—

	How do validators secure the network? Validators are all owners of Ember, so it is in their best interest to secure the network that creates value for their tokens. Validators risk losing their stake if they don’t properly validate blocks. The consensus mechanism ensures that validators not acting properly don’t affect the integrity of the network.	—

	Can I validate other networks as well as Prometheum? Sure.	—

General questions Issuers/Companies Investors/Traders Broker-dealers Validators Dapp Creators	How do I become a Dapp creator? Holders of the Ember token can deploy general purpose smart contracts to the Prometheum Blockchain.	—

	What type of Dapps does the Prometheum ecosystem support? DApps can be either directly deployed as Prometheum smart contracts or linked via other networks using a bridging contract.	—

	I have a DApp deployed to the Ethereum network, can I use this with Prometheum? Yes, you can create smart contracts on both the Prometheum and Ethereum networks that communicate with one another via a bridge.	—

	Do my users need to own Ember to use my app? This depends on how you deploy your DApp. Any user interacting with a smart contract deployed on the Prometheum Blockchain will need to own Ember.	—

	Can my Dapp interact with Prometheum’s trading systems? Interaction with Prometheum’s Ember token is embedded in Prometheum’s trading systems. Other SSTs deployed into the Prometheum ecosystem can be traded via Prometheum’s trading systems but are not embedded into it in the same way as Ember. DApps deployed to Prometheum’s blockchain interact with SSTs in personal wallets outside of the scope of the regulated trading activities. Users can move their SSTs in and out of their personal wallet via their broker-dealer.	—

	If I issue my own SST can I deploy a Dapp that uses that SST? Yes. Smart Contracts deployed to the Prometheum Blockchain can interact with any SST.	—

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	1-212-514-8369 120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

By accessing and using this Website (the “Site”), you acknowledge, accept and agree to all of our Terms and Conditions of Usage embodied in the Terms & Use Policy, including the privacy policies described below (the “Privacy Policies”). If you do not agree to these Privacy Policies, you are not authorized to access and use this Site and may be suspended from access to this Site. You also acknowledge and agree that we may modify the Privacy Policies at any time, in our sole and absolute discretion, and that all modifications to the Privacy Policies will be effective immediately upon our posting of the modifications on this Site, as described in greater detail below. For purposes of these Privacy Policies, Prometheum means Prometheum, Inc., a Delaware corporation, and any subsidiaries or affiliates thereof and “we” and “us” likewise means Prometheum and such subsidiaries and affiliates. The Site shall mean the website of Prometheum available to the general public and located at Prometheum.com, and selected other domains.

The Site does not require you to provide personal, nonpublic information. We only collect personal, nonpublic information that you knowingly and willingly supply to us. For example, you can sign up to receive email notifications by submitting your email address. You can also unsubscribe at any time. Visitors to the Site may choose to complete a contact form, which may request information such as name, address, telephone number, e-mail address, etc. Visitors may also use this form to share comments relating to our Site or our business in general. The information provided through this form will be used either to improve the content and services of the Site or to direct a member of our sales department to contact the visitor.

None of the information provided in the contact form will be sold, transferred or otherwise conveyed to any unaffiliated third party. To the extent there is any change to this non-sharing feature of the Privacy Policies, the Privacy Policies will be modified to reflect such change. We will not share your information with unaffiliated third parties unless required by applicable law or directed by a court of competent jurisdiction. We will store your information securely and only for the purpose of providing services that you have requested from us or as otherwise described herein.

Prometheum may also collect data on the general usage of the Prometheum site. Like most Websites, the Prometheum site maintains logs that, when analyzed, reflect internet protocol (“IP”) addresses of our visitors, date and time and pages viewed.

Our Site also uses “cookies.” Cookies are small text files that are placed in a site visitor’s computer that contain no personal information about the visitor, but enable us to determine whether the visitor has viewed the Site previously. In essence, cookies constitute a string of information that a website stores on a visitor’s computer, and that the visitor’s browser provides to the website each time the visitor returns to that particular website. Prometheum uses cookies to help identify and track visitors, their usage of our Site, and their general website access preferences. Prometheum visitors who do not wish to have cookies placed on their computers should set their browsers to refuse cookies before using the Site, with the drawback that certain features of the Site may not function properly without the aid of cookies.

Prometheum reserves the right to make changes to these Privacy Policies at any time in its sole and absolute discretion. Any changes to these Privacy Policies will become effective when posted. Prometheum encourages visitors to frequently check this page for any changes to the Privacy Policies. Your continued use of this site after any change in these Privacy Policies will constitute your acceptance of such change.

If you have any questions about our Privacy Policies, please contact us at: INFO@PROMETHEUM.COM.

Prometheum strongly encourages users to carefully read the Terms & Use Policy which governs and sets forth the terms and conditions to your access of the Site. In the event of a conflict between the Terms & Use Policy and these Privacy Policies, the Terms & Use Policy will prevail.

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© 2017 - 2019 Prometheum Inc. All rights reserved. FAQ Privacy Policy Terms of Use *Regulatory Approvals Pending	120 Wall Street, floor 25 New York, NY 10005 Contact Us

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.

General

By accessing and using this Website (the “Site”) or using any Service (defined below) of this Site, you acknowledge, accept and agree to all of our Terms and Conditions of Usage embodied in this Terms & Use Policy, including all terms, conditions and privacy policies (the “Privacy Policies”), accessed elsewhere on this Site, and otherwise contained on or referenced in this Site (“Terms”). If you do not agree to these Terms, you are not authorized to access and use this Site. You also acknowledge and agree that we may modify these Terms at any time, in our sole and absolute discretion; that all modifications to these Terms will be effective immediately upon our posting of the modifications on this Site; and that you will review these Terms each time you access this Site, so that you are aware of and agree to any and all modifications made to these Terms. You also acknowledge and agree that, unless we specifically indicate otherwise, these Terms only apply to this Site and our other online activities and that the Terms do not apply to any of our offline activities. For purposes of these Terms, Prometheum means Prometheum, Inc., a Delaware corporation, and any subsidiaries or affiliates thereof and “we” and “us” likewise means Prometheum and such subsidiaries and affiliates. The Site shall mean the website of Prometheum available to the general public and located at Prometheum.com, and selected other domains [such as -add such domains, if any]. All terms and conditions of the Privacy Policies are deemed incorporated by reference herein and made a part hereof.

The Site [and mobile application thereto, contemplated in the near future] (collectively, the “Service”) may include or may make available certain content (the “Content”). Content relates to the Service and includes, without limitation: (1) account positions, balances, transactions, confirmations, and order history; (2) general news and information, commentary, research reports, material and data, educational material and information and data concerning the financial markets, crypto currency markets, derivative markets, securities and other subjects; (3) market data such as quotations for securities transactions and/or last sale information for completed securities transactions reported in accordance with federal securities regulations; (4) financial and investment interactive tools, such as alerts or calculators and similar devices; (5) tax preparation, bill payment and account management tools; (6) company names, logos, product and service names, trade names, trademarks and services marks (collectively, “Marks”) owned by Promethium; and (7) any other products information, content, services, or software available on, or accessible through, the Site.

Content is provided exclusively for personal and non-commercial access and use. No part of the Service or Content may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way (including “mirroring”) to any other computer, server, web site or other medium for publication or distribution or for any commercial enterprise or otherwise, without Prometheum’s express prior written consent. These Terms are in addition to any other agreements between you and Prometheum, including any customer, brokerage or account agreements and any other agreements that govern your use of information, software, products, goods, services, content, tools, and data provided by Prometheum.

Disclaimer

The fact that Prometheum has made or may make Content available on, or accessible through, the Site does not constitute a representation by Prometheum that any such Content is suitable or appropriate for you. Prometheum is not soliciting any action based on the Content. The Content is not to be construed as a recommendation or an offer to buy or sell, or the solicitation of an offer to buy or sell, or to enter into any transaction in respect of, any security, financial product, derivative or other instrument. All Content contained herein is obtained by Prometheum from sources generally believed by Prometheum to be accurate and reliable. Because of the possibility of human and mechanical error as well as other factors, neither Prometheum nor any affiliates are responsible in any manner whatsoever for any inaccuracies, errors or omissions. ALL INFORMATION AND CONTENT IS PROVIDED ON AN “AS IS WHERE IS” AND “AS AVAILABLE” BASIS WITHOUT REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF ANY KIND. Prometheum makes no representation or warranty and disclaims all express, implied, and statutory warranties of any kind or nature whatsoever to any user, including warranties as to accuracy, timeliness, completeness, merchantability, or fitness for any particular purpose. Prometheum does not undertake to advise you of changes in any of the Content, and you should note the date of publication of each component of the Content. You acknowledge that: (a) the Site is provided for informational purposes only; (b) the Site may include information taken from third-party sources, such as media outlets; and (c) any reliance on any portion of the Content shall be at your sole risk. The Content may not be used for any illicit or illegal purpose or in any manner inconsistent with the Terms. The Content may not be used in any manner that would subject Prometheum to any registration or regulatory requirements or supervision in any jurisdiction or country. You may not display any Content in any way that creates a misimpression or likelihood of confusion that such Content is from any source other than Prometheum. Unless due to their willful misconduct or gross negligence, Prometheum and its affiliates, employees, officers and representatives shall not have any liability in tort, contract, or otherwise (and, as permitted by law, product liability), to any user and/or any third party. None of Prometheum, its affiliates, employees, officers, directors or representatives shall, under any circumstance, be liable to any user (and/or any third party) for any lost profits or lost opportunity, indirect, special, consequential, incidental, or punitive damages whatsoever, even if Prometheum has been advised of the possibility of such damages.

The content of the Site is not intended to provide financial, legal, tax or investment advice or recommendations. You are solely responsible for determining whether any investment, investment strategy or related transaction is appropriate for you based on your personal investment objectives, financial circumstances and risk tolerance. You should consult your legal or tax professional regarding your specific situation. For the avoidance of doubt and in addition to the foregoing, Prometheum is not offering any tax advice of any kind or nature whatsoever and users should consult their own tax advisors with respect to any tax planning or tax based decisions.

Prometheum assumes no responsibility for, and shall not be liable for, any damages to, or viruses that may infect, your computer equipment or other property on account of your access to, use of, or browsing the Site or your downloading of any materials, data, text, images, video, or audio from the Site. Prometheum does not guarantee that any content or information provided on the Site is true, correct, complete, current or viable and makes no representations or warranties with respect thereto.

Eligibility for Use of the Services

The Service is only available to individuals who are at least eighteen years old. You represent and warrant that if you are an individual, you are at least 18 years old, that you are fully able and competent to enter into the terms and conditions set forth in this and other agreements on the Site, and that all registration information you submit is truthful, accurate and complete. If you are accessing the Site and/or using the Services on behalf of an entity, such as your employer or a company you work for or control, you warrant and represent that you have the legal authority to bind that entity to these Terms.

User Profile Registration

You may access the Site generally and/or browse generally without registering with the Site. You must complete the registration process by providing us with current, complete and accurate information (such information constitutes your “Profile”). You are solely responsible for updating any and all pertinent registration information. Failure to do so shall constitute a breach of the Terms, which may result in immediate termination of your Profile. You will also choose a password and a user name. Prometheum reserves the right in its sole and absolute discretion to refuse registration of or cancel a User Name, and/or domain name. You are solely responsible for maintaining the confidentiality of your password and Profile. You agree to notify Prometheum immediately in writing of any unauthorized use of your Profile or any other breach of security. You will not share your password, let anyone else access your Profile, or do anything else that might jeopardize the security of your Profile. You will not transfer your Profile to anyone without first getting our written permission. You acknowledge and agree that you are liable for any damages or losses to Prometheum and other Users by any use of your Profile, either authorized or unauthorized.

You agree that your Profile will be self-directed and that you are solely responsible for all purchases, orders, investment decisions and instructions placed in your Profile. Although the Site may provide data, information or content provided by third-parties or us relating to investment strategies and/or opportunities to buy and/or sell securities, you should not interpret any such content as tax, legal, financial, or investment advice by us or a recommendation by us to invest in any offering posted on the Site. Any decision to invest shall be based solely on your own consideration and analysis of the risks involving a particular offering and is made at your own risk. You acknowledge and agree that you are solely responsible for determining the suitability of an investment or strategy and accept the risks associated with such decisions, which include the risk of losing the entire amount of your principal. We have no special relationship with or fiduciary duty to you and your use of the Site or the Services does not create such a relationship. You agree and acknowledge that you are responsible for conducting your own legal, accounting and other due diligence review of the investment opportunities posted on the Site. You are strongly advised to consult a licensed legal professional and investment advisor for any legal, tax, insurance, or investment advice as the Site does not provide any of the foregoing advice or recommendations.

Investor Requirements

Prometheum hosts two types of offerings, made under Regulation A and Regulation D which are Regulation Crowdfunding offerings.

Regulation A-These securities offerings are available to U.S. investors who are “accredited investors” as defined by Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) as well as non-accredited investors subject to certain investment limitations as set forth in Regulation A, as amended, under the Securities Act (popularly known as “Reg A+”).

Regulation D - These securities offerings are only available to U.S. investors who are “accredited investors” as defined by Rule 501 of Regulation D under the Securities Act and are made under Rule 506(c) of Regulation D.

Regulation Crowdfunding - These securities offerings are available to U.S. accredited and non-accredited investors subject to certain investment limitations as set forth under Regulation Crowdfunding under the Securities Act.

Before you can invest in any of the securities offerings on the Site, you must register with the Site and (for Regulation A or Regulation D offerings) qualify either as an Accredited Investor or represent that you will meet the investment thresholds under Tier 2 of Reg A+ for Qualified Purchasers. Prior to investing, you may be asked to fill out a certification and provide necessary documentation as proof of your income and/or net worth, in addition to Know-Your-Customer and Anti Money Laundering checks, to verify that you are qualified to invest in offerings posted on this Site. You acknowledge and agree that all information you provide for the registration is complete and accurate. By registering with the Site for purposes of subscribing to securities offerings as an Accredited Investor, you represent and warrant that you come within at least one of the following categories:

•   a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of your primary residence;

•   Explanation: In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence unless the liability exceed the fair market value of your primary residence).

•   a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

•   a bank, insurance company, registered investment company, business development company, or small business investment company;

•   an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•   a charitable organization, corporation, or partnership with assets exceeding $5 million;

•   a business in which all the equity owners are Accredited Investors; or

•   a trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

Qualifid Purchasers

By registering with the Site for purposes of subscribing to Regulation A securities offerings as a non-accredited investor, you represent and warrant that your investment in any Reg A+ offering posted on this site will not exceed the greater of 10% of your annual income or 10% of your net worth (excluding the value of your primary residence). YOU MUST MEET ONE OF THE ABOVE CRITERIA. WE ARE ENTITLED TO AND WILL RELY UPON YOUR REPRESENTATIONS. You agree that, should any material changes occur that might affect your status as an Accredited Investor, you shall immediately provide Prometheum with notice in writing.

Securities Products

The securities offered on the Site are only suitable for prospective investors who are familiar with and willing to accept the high risks associated with those investments, including the risk of complete loss of your investment. Securities sold pursuant to Regulation D through Prometheum are not publicly traded and, therefore, are illiquid unless registered with the SEC. Securities will be subject to restrictions on resale or transfer including holding period requirements. Investing in private placements requires high risk tolerance, low liquidity need, and long-term commitments. Users must be able to afford to lose their entire investment. Investment products are not FDIC insured, may lose value, and there is no bank guarantee.

The securities being offered have not been registered under the Securities Act, in reliance, among other exemptions, on the exemptive provisions of Reg A+ under Title IV of the JOBS Act and Regulation D. Similar reliance has been placed on apparently available exemptions from securities registration or qualification requirements under applicable state securities laws. Users must read each Issuer’s offering memorandum and transaction documents for more information and discuss any questions with each Issuer directly prior to investing. No assurance can be given that any offering currently qualifies or will continue to qualify under one or more of such exemptive provisions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings in the past or in the future, or a change of any securities law or regulation that has retroactive effect. No governmental agency has rated the offerings posted on this Site and no state or federal agency has passed upon either the adequacy of the disclosure contained herein or the fairness of the terms of any offering. The exemptions relied upon for such offerings are significantly dependent upon the accuracy of the representations of the Users to be made to the Site and Issuers on the Site in connection with an offering. In the event that any such representations prove to be untrue, the registration exemptions relied upon by an Issuer in selling the securities might not be available and substantial liability to such Issuer would result under applicable securities laws for rescission or damages. These risks are non-exhaustive and are intended to highlight certain risks associated with investing in securities that are not registered with the SEC. WE STRONGLY ADVISE YOU TO CONSULT A LEGAL, TAX AND FINANCIAL PROFESSIONAL BEFORE INVESTING, AND CAREFULLY REVIEW ALLTHE SPECIFIC RISK DISCLOSURES PROVIDED AS PART OF ANY OFFERING MATERIALS AND ASK THE ISSUER ANY QUESTIONS YOU MAY HAVE OR REQUEST ADDITIONAL INFORMATION.

Prometheum’s wholly-owned subsidiary, Prometheum Ember ATS (“PEATS”) receives compensation calculated by reference to the purchase or sale of securities through the Site, receives fixed fees in cash and/or securities of an issuer for services provided for live offerings and through other revenue generating events. Prometheum does not currently charge fees for companies that are “testing the waters” but may apply fees in the future. PEATS is a registered broker-dealer and does not offer investment advice or advise on the raising of capital through securities offerings. Prometheum does not recommend or otherwise suggest that any investor make an investment in a particular offering.

Securities Prices/Trading Data/No Investment Advice

Prometheum reserves all rights to the Prometheum ATS securities prices, if any, that it makes available to you through the Site. You understand and acknowledge that those Prometheum ATS securities prices are intended to provide you with a reference point only, rather than as a basis for making trading decisions. Prometheum does not guarantee that data, and shall not be liable for any loss due either to its negligence or to any cause beyond its reasonable control. Any redistribution of that data is strictly prohibited.

Prometheum provides self-directed investors with access to the Prometheum ATS Platform and its services, and does not make recommendations or offer investment advice of any kind or nature whatsoever. You are solely responsible for evaluating the merits and risks associated with the use of any Content provided through the Service, before making any decisions, or taking any actions, based on such Content. You agree not to hold Prometheum liable for any possible claim for damages arising from any decision that you make based on the Content or other information made available to you through the Service. Past performance data should not be construed as indicative of future results.

Non-Liability; Indemnity

You will not hold Prometheum liable in any way for (a) any inaccuracy of, error or delay in, or omission of the Content; or (b) any loss or damage arising from or occasioned by (i) any error or delay in the transmission of such Content; (ii) interruption in any such Content due either to any negligent act or omission by any party that has been subject to, or impacted by, any “force majeure” (e.g., flood, extraordinary weather conditions, earthquake or other act of God, fire, war, act of terrorism, insurrection, riot, labor dispute, accident, action of government, communications or power failure, equipment or software malfunction), or (iii) to any other cause beyond the reasonable control of Prometheum, or (iv) non-performance.

By accessing the Site, users agree to indemnify and hold harmless Prometheum and its affiliates as well as their respective officers, directors, agents, partners, employees, licensors, distributors, and representatives of Prometheum and its affiliates, from and against any and all claims, demands, actions, causes of action, suits, proceedings, losses, liabilities, damages, costs, and expenses, including reasonable attorneys’ fees, arising from or relating to access and/or use of, or interaction with the Content, or any act, error, or omission of use of accounts, in connection therewith, including, but not limited to, matters relating to incorrect, incomplete, or misleading information; libel; invasion of privacy; infringement of any copyright, trade name, trademark, service mark, or other intellectual property; any defective product or any injury or damage to person or property caused by any products sold or otherwise distributed through or in connection with the Service; or violation of any applicable law.

Communications

You agree, in your individual capacity and on behalf of any other person for whom that you are an authorized representative, that Prometheum may send communications to you via your mailing address, email, telephone or facsimile number that you have provided. You agree to notify us of any changes in your address or contact details. Prometheum may also deliver information verbally. Communications shall be deemed delivered to you when sent and not when received. Your use of electronic signatures to sign documents legally binds you in the same manner as if you had manually executed such documents. The use of electronic versions of documents fully satisfies any requirement that such document be provided to you in writing. If you sign electronically, you represent that you have the ability to access and retain a record of such executed documents. You agree that you are responsible for understanding these documents and agree to conduct business by electronic means. You are obligated to review the Site periodically for changes or modifications to the Terms and agree not to contest the admissibility or enforceability of the Site’s electronically stored copy of these Terms in any proceeding arising out of these Terms.

Although you consent to electronic delivery, you may elect to deliver communications by other means and such delivery will not impact your consent. By written notice to Prometheum, you may revoke your consent to electronic delivery of communications and receive a hard copy/paper version at your election. Upon receipt of such written notice, Prometheum shall have a reasonable period to effect such a change and Prometheum may charge you a fee for sending such hard copies. If you elect to use electronic delivery, you agree and represent that you have a suitable computer with internet access, an email address and the availability to download, save and print communications so as to retain a record of such communications. You agree that you are solely responsible for maintaining such equipment and services required for online access.

You represent and warrant that all information that you provide to Prometheum, whether through the Site or otherwise, is accurate, complete, current and truthful. You acknowledge and agree that Prometheum and its agents are entitled to rely upon the information that you provide as true, accurate and complete. Prometheum reserves the right to terminate your usage of the Site if any information provided at any time proves to be inaccurate, not current or incomplete.

You are prohibited from posting or transmitting any material on or through the Site that, in Prometheum’s sole opinion, is or could be offensive, fraudulent, unlawful, threatening, disingenuous, libelous, defamatory, obscene, scandalous, inflammatory, pornographic, or profane, or any material that could constitute or encourage conduct that could be considered a criminal offense, give rise to civil liability, engender an issue with a regulator or otherwise violate any law. Prometheum will fully cooperate with any law enforcement authorities or court order requesting or directing Prometheum to disclose the identity of anyone posting or disseminating such information or materials.

You agree that any information that you transmit to the Site or to Prometheum in any manner including, but not limited to, pictures, videos, questions, comments, suggestions, investment strategies, proposed innovations, website addresses or links to other websites/ articles is non-confidential and non-proprietary and can be used by Prometheum for any purpose whatsoever. Prometheum is free to use any idea, concept, or technique contained in any communication to the Site for any purpose without any obligation to the sender of that communication.

You agree, as a result of your communications disseminated through the Site or otherwise, not to modify, damage, disrupt, disable, overburden, impair, alter or interfere with the use, features, functions, operation, security, or maintenance of the Site or the rights of use and enjoyment of the Site by any other person or entity in any manner. We reserve all of our rights with regard to damages and losses resulting from such actions.

Copyright

The works of authorship contained in this Site, including but not limited to, all design, text and images, are owned, except as otherwise expressly stated, by Prometheum, and may not be copied, reproduced, transmitted, displayed, performed, distributed, rented, sublicensed, altered, stored for subsequent use or otherwise used in whole or in part in any manner without the express prior written consent of Prometheum, except to the extent that such use constitutes “fair use” under the Copyright Act of 1976, as amended, [and except for one temporary copy in a single computer’s memory and one unaltered permanent copy to be used by the viewer for personal and non-commercial use only, with an attached copy of this page containing these specific provisions of the Terms together with the Privacy Policy]. Unless you have a written agreement in effect with Prometheum which states otherwise, you may only provide a hypertext link to the Site on another website provided that (a) the link must be a text-only link clearly marked Prometheum.com, (b) the appearance, position and other aspects of the link may not be such as to damage or dilute the goodwill associated with Prometheum’s name and trademarks, (c) the appearance, position and other aspects of the link may not create the false appearance that an entity is associated with or sponsored by Prometheum, (d) the link, when activated by a user, must display the Site full-screen and not within a frame on the linked website, and (e) Prometheum reserves the right to revoke its consent to the link at any time in its sole and absolute discretion without any prior notice.

Trademarks and Service Marks

Prometheum owns all Marks, including registered and common-law trademarks, service marks, domain names and trade dress protected by trademark laws in the United States and other countries. Marks used herein, whether or not appearing in large print, italics or with the trademark/service mark symbol, are trademarks or service marks of Prometheum, its subsidiaries and affiliates, unless otherwise noted. The use or misuse of these Marks or any other content or materials, except as permitted herein, is expressly prohibited and may be in violation of copyright law, trademark law and/or other relevant laws. Please be advised that Prometheum actively and aggressively enforces its intellectual property rights to the fullest extent of the law.

You acknowledge that Prometheum is the sole owner of Marks. You agree that you will not use any Marks for any purpose without the prior express written consent of Prometheum.

With regard to intellectual property rights, Prometheum grants users a limited, non-exclusive, and non-transferable license to view, copy and transmit Content on the Site for personal and non-commercial purposes, which license may be revoked at any time by Prometheum in its sole and absolute discretion.

Revisions

Prometheum may, at any time, revise these Terms by updating this document without any prior notice, consent or other such condition. You agree to be bound by subsequent revisions and agree to review these Terms periodically for changes. The most updated version of this document will be available for your review under the “Prometheum Terms and Conditions” link that appears on the Prometheum website.

Termination: Modification

You agree that, without notice, Prometheum may terminate these Terms, or suspend your access to the Service or the Content, with or without cause, at any time and upon immediate effectiveness. These Terms will terminate immediately with regard to you, without notice from Prometheum, if you, in Prometheum’s sole and absolute discretion, fail to comply with any provision of these Terms. Prometheum shall not be liable to you or any third party for the termination or suspension of the Service or the Content, or any claims related to such termination or suspension. Prometheum may discontinue or modify the Content, or any portion thereof, at any time. You release and agree to indemnify and hold harmless Prometheum for any loss or damages arising from or relating to such discontinuation or modification (in addition to, and not in limitation of, all of your indemnity obligations above).

Other Applicable Policies

In addition to these Terms, your access to, and use of, the Content and the Service is subject to Prometheum’s then-current policies relating to the Content and the Service, including, without limitation, the Prometheum Privacy Policy [consider link]. You agree to be bound by these policies and all other Prometheum policies applicable to the access and use of the Content and the Service as such policies may be modified in Prometheum’s sole and absolute discretion. By using the Service, you are consenting to have your personal data transferred to and processed by Prometheum and its affiliates. As part of providing you the Service, Prometheum may need to provide you with certain communications, such as service announcements and administrative messages. These communications are considered part of the Service, which you may not be able to opt-out from receiving.

Laws and Applicable Jurisdiction

You acknowledge and agree that your access to, and use of, this Site is subject to all applicable international, federal, state and local laws and regulations. The terms, conditions and policies contained in these Terms will be governed by and construed in accordance with the laws of the State of New York, without regard to any principles of conflicts of law. You acknowledge and agree that any legal action, whether at law or in equity, arising out of, or relating to, these Terms will be filed only in the state or federal courts located in New York City; that you irrevocably consent and submit to the exclusive personal jurisdiction of those courts for the purpose of litigating any such action; and that you will irrevocably waive any jurisdictional, venue or inconvenient forum objections to such court. The failure of Prometheum to exercise or enforce any right or provision of these Terms shall not constitute a waiver of such right or provision. Any clause of these Terms declared invalid shall be deemed severable and shall not affect the validity or enforceability of the remainder. These Terms, and each provision thereof, may only be amended, or waived with regard to a specific user in a writing signed by Prometheum.

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Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC.

A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. The offering, after qualification by the SEC, will be made only by means of the Offering Circular.

Any information on Prometheum.com or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here.